UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

FIRST COMMUNITY BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia		24605-0989
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock ($1.00 par value)	FCBC	NASDAQ Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 28, 2020, First Community Bankshares, Inc. (the “Company”) held its annual shareholders’ meeting. At the meeting, the Company’s shareholders: (i) elected one person listed below under Proposal 1 to serve as director of the Company for a term that will continue until the 2021 annual meeting of shareholders and elected two persons listed below under Proposal 1 to serve as directors of the Company for a term that will continue until the 2023 annual meeting of shareholders; (ii) approved under Proposal 2, the non-binding, advisory vote on executive compensation; (iii) approved under Proposal 3, the non-binding, advisory vote on the frequency of executive compensation to be held every three years; and (iv) ratified under Proposal 4, the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm.

The following tables summarize voting results by the Company’s shareholders.

Proposal 1: To elect one director to serve as member of the Board of Directors Class of 2021 and two directors to serve as members of the Board of Directors Class of 2023.

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes	Votes Uncast

C. William Davis (2021)	3,663,665	5,757,873	-	3,820,345	-
Gary R. Mills (2023)	6,600,149	2,821,389	-	-	-
M. Adam Sarver (2023)	3,602,748	5,818,790	-	-	-

Proposal 2: Non-binding, advisory vote on executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes	Votes Uncast

7,096,760	2,249,728	75,050	3,820,345	-

Proposal 3: Non-binding, advisory vote on the frequency of the advisory vote on executive compensation.

3 Years	2 Years	1 Year	Votes ABSTAIN

5,436,276	49,353	3,877,451	58,458

In light of the shareholder’s recommendation of a frequency for future votes on the compensation of the Company’s named executive officers of three years, at this time, the Company plans on conducting a shareholder vote every three years regarding the compensation of the Company’s named executive officers until the next required vote on the frequency of shareholder votes on compensation of named executive officers.

Proposal 4: To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm.

Votes FOR	Votes AGAINST	Votes ABSTAIN

12,544,579	677,498	19,806

Item 8.01              Other Events.

On April 28, 2020, the Company announced by press release its quarterly cash dividend to common shareholders of twenty-five cents ($0.25) per common share, payable on or about May 22, 2020 to shareholders of record on May 8, 2020. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(d)	The following exhibit is included with this report:

Exhibit No.	Exhibit Description

99.1	Dividend press release dated April 29, 2020

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include:  changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANKSHARES, INC.

Date:	April 29, 2020	By:	/s/ David D. Brown

David D. Brown
Chief Financial Officer